                                                                    Exhibit 21.1


                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  SUBSIDIARIES




Name of Entity                                            Place of Incorporation
--------------------------------------------------------------------------------

Arjay Equipment Corporation                                      Delaware
FHS, Inc.                                                        Delaware
GMB, Inc.                                                     North Carolina
Northern Brands International, Inc.                              Delaware
Quezon Holding BV                                              Netherlands
R. J. Reynolds Smoke Shop, Inc.                                  Delaware
R. J. Reynolds Tobacco (CI) LLC                               Cayman Islands
R. J. Reynolds Tobacco Co.                                       Delaware
R. J. Reynolds Tobacco Company                                  New Jersey
R. J. Reynolds Tobacco Company, S.L.                              Spain
R. J. Reynolds Tobacco Foreign Sales Corporation               US Virgin Is.
R. J. Reynolds Tobacco International, Inc.                       Delaware
Reynolds Technologies, Inc.                                      Delaware
RJR Acquisition Corp.                                            Delaware
The RJR Group, Inc.                                              Delaware
RJR Realty Relocation Services, Inc.                          North Carolina
RJR Sales Co.                                                    Delaware
RJR Smoke Shop, Inc.                                             Delaware
RJR Technical Company                                            Delaware
Santa Fe Natural Tobacco Company:  Europe GmbH                   Germany
Santa Fe Natural Tobacco Company, Inc.                          New Mexico
Santa Fe Natural Tobacco Company Limited                      United Kingdom
Santa Fe Natural Tobacco Company:  Netherlands B.V.            Netherlands
SFNTC Int'l Trading Inc.                                         Barbados
SFNTC Land LLC                                                  New Mexico
SFNTC:  Oxford, LLC                                           North Carolina
SFNTC/RSM, LLC                                                  New Mexico
S.F. Imports, Inc.                                               Delaware
The Smoker's Connection, Inc.                                    Delaware
Sports Marketing Enterprises, Inc.                            North Carolina